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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report, dated March 18, 1997, accompanying the financial statements of Ortec International, Inc. contained in the Registration Statement and Prospectus on Form SB-2. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

New York, New York
June 26, 1997